WARRANT

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES UNDERLYING THEM, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY U.S. STATE SECURITIES LAWS, AND NONE OF SUCH SECURITIES MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT IN RESPECT OF SUCH SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER APPLICABLE U.S. STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

THE PECK COMPANY HOLDINGS, INC.

Date of Issuance: April 20, 2020

This Warrant (this "**Warrant**") of The Peck Company Holdings, Inc., a Delaware corporation (the "**Company**"), dated as of the date first above written, is issued in connection with the transactions contemplated by that certain Exchange and Subscription Agreement, dated as of the date first written above (the "**Exchange Agreement**"), between the Company and GreenSeed Investors, LLC (together with its permitted successors and assigns, "**Holder**").

FOR VALUE RECEIVED, the Company hereby grants to Holder the right to purchase from the Company shares of Common Stock, par value $0.0001 per share, of the Company ("**Common Shares**"), up to the number of Common Shares set forth in Section 1, below, at a purchase price per Common Share equal to $15.00 (the "**Exercise Price**"), subject to the terms, conditions and adjustments set forth below in this Warrant.

1. Warrant Shares. This Warrant shall be exercisable into 275,000 Common Shares (the "**Warrant Shares**"), subject to adjustment pursuant to Section 5 hereof.

2. Vesting; Transfer of Warrant. The Warrants will be exercisable at any time and from time to time, in whole or in part, during the five year period commencing date of issuance first set forth above (the "**Date of Issuance**"). All Warrant Shares shall be fully vested as of Date of Issuance. Except as otherwise provided for herein, this Warrant shall not be sold, assigned, pledged, hypothecated or otherwise transferred.

3. Expiration of Warrant. This Warrant shall expire on the date (the "**Expiration Date**") that is five (5) years after the Date of Issuance. If all or any portion of this Warrant shall not be exercised as of the Expiration Date, this Warrant will automatically be exercised on a cash basis immediately prior to the Expiration Date and the holder shall be automatically entitled to receive the applicable number of Warrant Shares.

4. Exercise of Warrant.

4.1 Manner of Exercise

(a) This Warrant is exercisable in whole or in part, at any time and from time to time after the Date of Issuance. Such exercise shall be effectuated by submitting to the Company (either by delivery

to the Company or by facsimile/electronic transmission as provided in Section 13 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached as Exhibit A to this Warrant, the "**Notice of Exercise**") together with any appropriate payment of the Exercise Price for the Warrant Shares purchased, in compliance with this Section 4.1. The "**Exercise Date**" shall be determined based upon the date of delivery of the Notice of Exercise as set forth in Section 13 hereof, except that, if such Notice of Exercise is faxed or emailed to the Company, the Exercise Date shall be the date of the facsimile/electronic transmission, so long as the Holder of this Warrant tenders any appropriate payment of the Exercise Price for the Warrant Shares purchased to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. The Holder may, but shall not be required, to tender this Warrant upon any exercise hereof. Upon appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased (or have such shares delivered to the Holder by electronic means through the facilities of The Depository Trust Company (the "**DTC**"), as applicable). The Exercise Price may be paid in a "cashless" or "cash" exercise or a combination thereof pursuant to Section 4.1(b) and/or Section 4.1(c) below, as applicable. If, by reason of any exercise of this Warrant on a "cashless basis", the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall round down, to the nearest whole number, the number of shares to be issued to such Holder.

(b) The Holder shall the right in its sole discretion to exercise this Warrant on a "cashless basis". If the Notice of Exercise elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of Warrant Shares determined as follows:

X = Y [(A – B)/A], where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value.

B = the Exercise Price.

For purposes of this Section 4.1(b) and Section 9.1 below, "**Fair Market Value**" shall be the closing price of the Common Shares as reported by the Nasdaq Capital Market or such other national securities exchange on which the Common Shares may be listed, or the OTCQB or such other quotation system or association on which the Common Shares may be quoted, on the trading date immediately prior to the Exercise Date. If the Common Shares are not then listed on a national stock exchange or quoted on the OTCQB or such other quotation system or association, then the Fair Market Value of one Common Share as of the date of determination shall be as determined in good faith by the Board of Directors of the Company (the "**Board**") and the Holder. If the Common Shares are not then listed on a national stock exchange or quoted on the OTCQB or such other quotation system or association, the Board shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of one Common Share as determined by the Board. In the event that the Board and the Holder are unable to agree upon the Fair Market Value, the Company and the Holder shall jointly select an appraiser experienced in determining the fair market value of securities such as the Common Shares. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.

(c) If the Notice of Exercise elects a "cash" exercise, the Exercise Price per share for the

Warrant Shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer of immediately available funds to an account designated by the Company.

4.2 When Exercise Effective. Subject to appropriate payment of the Exercise Price for the Warrant Shares purchased pursuant to Section 4.1 hereof, each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the applicable Exercise Date, and at such time the Holder in whose name any Warrant Shares shall be issuable as provided in Section 4.3 hereof shall be deemed to have become the holder of record of the number of Warrant Shares purchased.

4.3 Delivery of Common Share Certificates and New Warrant. As soon as reasonably practicable after each exercise of and payment of the exercise price for this Warrant (specifically, within three business days thereafter if the Common Shares at the time of exercise are publicly traded on the Nasdaq Capital Market or such other national securities exchange on which the Common Shares may be listed, or on the OTCQB or such other quotation system or association on which the Common Shares may be quoted) (the "**Warrant Share Delivery Date**"), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause the name of the Holder (or such other name as Holder may direct) to be entered in the register of holders in respect of the Warrant Shares and shall further cause to be issued and delivered to the Holder or, subject to Section 10 hereof and upon payment by the Holder of any applicable transfer taxes, as the Holder may direct:

(a) the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled, in certificated form with appropriate restrictive legends, if applicable, or, if applicable, in unrestricted form, either certificated or electronically through the facilities of the DTC as elected by the Holder; and

(b) in case an exercise of this Warrant is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise.

4.4 Compensation for Buy-In on Failure to Timely Deliver Warrant Shares upon Exercise. In addition to any other rights available to the Holder, if as to an exercise of this Warrant while the Common Shares are publicly traded, and if at the time of such exercise the Holder is entitled to receipt of Warrant Shares upon such exercise that are unrestricted as to their public resale by the Holder (by virtue of the passage of time under Rule 144 ("**Rule 144**") promulgated under the U.S. Securities Act of 1933 (the "**Securities Act**"), or the availability to Holder of an effective registration statement that has registered such Warrant Shares, or otherwise), the Company fails to deliver, or cause its transfer agent to transmit, to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder demonstrably anticipated receiving upon such exercise (a "**Buy-In**"), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (i) the Holder's total purchase price (including brokerage commissions, if any) for Common Shares so purchased exceeds (ii) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant for

Common Shares that the Holder then can legally resell into the public trading markets without restriction and that have an aggregate sale price of $10,000, under clause (a) above the Company shall be required to pay the Holder $1,000, and the Company would also be required to comply with clause (b). The Holder shall provide the Company written notice indicating the amount payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the Holder's reliance on the Company's timely compliance with its exercise and delivery obligations and evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance or other injunctive relief with respect to the Company's failure to timely deliver Common Shares pursuant to the terms hereof.

5. Certain Adjustments. For so long as this Warrant is outstanding:

5.1 Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a "**Reorganization**"), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a "**Person**" or the "**Persons**") (other than a merger with another Person in which the Company is the continuing corporation, or in which the holders of 50% or more of the Common Shares immediately preceding such merger hold no less than 50% of the common equity in the continuing corporation immediately following such merger and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant, or a merger effected exclusively for the purpose of changing the domicile of the Company) (a "**Merger**"), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of Common Shares which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger, to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The Company shall provide notice to the Holder with at least 20 days' notice prior to the closing of any Reorganization or Merger. The provisions of this Section 5.1 shall similarly apply to successive Reorganizations or Mergers.

5.2 Splits and Subdivisions; Dividends. If the Company should at any time or from time to time while this Warrant is outstanding effectuate a split or subdivision of the outstanding Common Shares or pay a dividend or make a distribution on the outstanding Common Shares that is payable, in each case, in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares (hereinafter referred to as "**Common Share Equivalents**") without payment of any consideration by such holder for the additional Common Shares or Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

5.3

5.3 Combination of Shares. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, the Exercise Price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

5.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution on the outstanding Common Shares that is payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Shares paid out of current or retained earnings and declared by the Board) or options or rights not referred to in Sections 5.1, 5.2, or 5.3 , then, in each such case, for the purpose of this Section 5.5, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Common Shares which might have been purchased upon exercise of this Warrant immediately prior to the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution (or the date of such distribution if no record date is fixed).

5.5 No Fractional Shares. Notwithstanding any provision herein to the contrary, the Company shall not issue fractional shares upon exercise of this Warrant. If the Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up, to the nearest whole number, the number of Common Shares to be issued to the Holder.

6. No Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times take all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

7. Officer's Report as to Adjustments. With respect to each adjustment pursuant to Section 5 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause a duly authorized officer of the Company to certify the computation (other than any computation of the fair value of property of the Company, which shall be computed by a reputable and independent appraiser experienced in making such computations). Such certification shall set forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment have been based and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which certification shall be mailed by first class mail, postage prepaid to the Holder.

8. Reservation of Shares. The Company shall, for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Common Shares, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of shares of its Common Shares as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as may be available to Holder, the Company shall promptly take all such corporate actions as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approvals necessary to increase the number of authorized Common Shares. The Company hereby represents

and warrants that all Common Shares issuable upon exercise of this Warrant shall be duly authorized and, when sold, issued and delivered against payment therefor upon exercise of this Warrant, validly issued, fully paid and nonassessable.

9. Registration Rights. The Warrants Shares shall be subject to the registration rights provisions of the Exchange Agreement pursuant to which the Company has agreed to register the Warrant Shares (among other registrable securities) for resale by the Holder.

10. Transfers.

10.1 Restrictive Legends. This Warrant and each warrant issued upon transfer or in substitution for this Warrant, each certificate for Common Shares issued upon the exercise of this Warrant and each certificate issued upon the transfer of any such Common Shares shall be transferable only upon satisfaction of the conditions specified in this Section 10. Except where the Warrant Shares are registered for sale and/or resale under the Securities Act, or an exemption from registration under the Securities Act is available (including, without limitation, under Rule 144), the Warrant Shares shall be stamped or otherwise imprinted with substantially the following legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES UNDERLYING THEM, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY U.S. STATE SECURITIES LAWS, AND NONE OF SUCH SECURITIES MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT IN RESPECT OF SUCH SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER APPLICABLE U.S. STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

10.2 Notice of Proposed Transfer. Prior to any transfer of any Warrant Shares which are not registered under an effective registration statement under the Securities Act or pursuant to an exemption from registration ("**Restricted Securities**"), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and compliance with all other applicable securities laws, the Holder will give written notice to the Company of the Holder's intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(i) If in the opinion of counsel for the Holder satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act and the proposed transfer will comply with all other applicable securities laws (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company and the opinion of counsel for the Holder. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 10.1 hereof.

(ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 10.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been registered under the Securities Act or there exists an exemption from such registration..

10.3 Termination of Restrictions. Except as set forth in Section 10.3 hereof, the restrictions

imposed by this Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been registered under the Securities Act, or (b) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act and all other applicable securities laws and Section 11 hereof, including, but not limited to, the imposition of the restrictive legend required by Section 10.1 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 10.1 hereof.

10.4 Rule 144 Covenant. The Company shall cooperate with the Holder at the Company's expense (including, without limitation, through obtaining any required opinions of Company legal counsel as necessary and through the issuance of appropriate instructions to the Company's transfer agent) in connection with any efforts by the Holder to sell Warrant Shares lawfully under Rule 144.

11. Ownership, Transfer and Substitution of Warrant.

11.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, subject to Section 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

11.2 Exchange of Warrant. Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 10 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Warrant Shares called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

11.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12. No Rights or Liabilities as Shareholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance or otherwise) or to receive notices of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holder of this Warrant will not be entitled to s hare in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

13. Notices. Any notice or other communication in connection with this Warrant shall be given in

writing and directed to the parties hereto as follows: (a) if to the Holder, GreenSeed Investors LLC, 651 North Broad Street, Suite 205 #1647, Middletown, Delaware 19709, Attention: William J.P. Dale, Email: bill.dale@greenseedinvestors.com; or (b) if to the Company, to the attention of its Chief Executive Officer at its principal office; *provided,* that the exercise of this Warrant shall also be effected in the manner provided in Section 4 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a recognized commercial overnight courier for delivery on the next business day, on the first business day after deposit with such courier service, (iv) if sent by electronic mail to an address designated by the recipient, upon such sending if no notice is received by the sender that the message was undeliverable, or (v) if sent by registered or certified U.S. mail, five (5) business days after deposit thereof in the U.S. mail.

14. Governing Law; Venue. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any other law. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Exchange Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

16. Payment of Taxes. The Company shall pay all documentary stamp taxes attributable to the issuance of Common Shares underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or any Common Shares purchased through exercise of this Warrant or registration of any such securities in a name other that of the Holder. The Holder is responsible for all tax liability not payable by the Company under the foregoing sentence which may arise as a result of holding or transferring this Warrant or receiving Warrant Shares underlying this Warrant or transferring such shares.

17. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

THE PECK COMPANY HOLDINGS, INC.

By: ______________________________
Name: Jeffrey Peck
Title: Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF EXERCISE
[To be executed only upon exercise of Warrant]

TO: The Peck Company Holdings, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 4.1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 4.1(b).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____
____

The Warrant Shares shall be delivered to the following DWAC Account Number:

____
____

[SIGNATURE OF HOLDER]

Name of Holder: ____

Signature of Authorized Signatory of Investing Entity: ____

Name of Authorized Signatory: ____

Title of Authorized Signatory: ____

Date:

EXHIBIT B

FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	______________________________
	(Please Print)
Address:	______________________________
	(Please Print)
Phone Number:	______________________________
Email Address:	______________________________

Dated: _______________ __,

Holder's Signature:____________

Holder's Address:_____________